SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2004

DOVER CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE (State or other jurisdiction of incorporation)	1-4018 (Commission File Number)	53-0257888 (IRS Employer Identification No.)

280 Park Avenue, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 922-1640

Item 9. Regulation FD Disclosure
Signatures

Item 9. Regulation FD Disclosure

     During Dover Corporation’s 2nd Quarter 2004 Earnings Release conference call on Tuesday, July 20th, in response to a question, the Company estimated that sales of back-end semiconductor products represented about 10% of 2nd quarter sales by the Circuit Board Assembly and Test (CBAT) group in the Dover Technologies segment. Based on further analysis of activities at Everett Charles, Alphasem, Universal and DEK, the Company has determined that sales of back-end semiconductor products currently represent about 25-30% of CBAT sales.

     The information in this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of Dover Corporation’s filings with the SEC under the Securities Act of 1933.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOVER CORPORATION (Registrant)
Date: July 20, 2004	By:	/s/ Robert G. Kuhbach
Robert G. Kuhbach, Vice President,
Finance, Chief Financial Officer and Treasurer